                                                                    EXHIBIT 11.1


                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                                        YEAR ENDED DECEMBER 31,
                                                   1996         1995          1994
                                               ----------------------------------------
                                               (In thousands, except per share amounts)

Primary:
Average shares outstanding                        29,631        29,367        25,844
Net effect of dilutive stock options-based
  on the treasury stock method using
   average market price                              489           390           292
                                                 -----------------------------------
Totals                                            30,120        29,757        26,136
                                                 ===================================
Net income                                       $46,461       $38,030       $28,260
                                                 ===================================
Per share amount                                 $  1.54       $  1.28       $  1.08
                                                 ===================================

Fully diluted:
Average shares outstanding                        29,631        29,367        25,844
Net effect of dilutive stock options-based
  on the treasury stock method
  using closing market price, if higher
  than average price                                 682           390           340
                                                 -----------------------------------

Totals                                            30,313        29,757        26,184
                                                 ===================================
Net income                                       $46,461       $38,030       $28,260
                                                 ===================================
Per share amount                                 $  1.53       $  1.28       $  1.08
                                                 ===================================
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